SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2004
Triton PCS Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-5325	23-2974475

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Cassatt Road Berwyn, Pennsylvania	19312

(Address of principal executive offices)	(Zip Code)

(610) 651-5900

(Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits
Item 12. Results of Operations and Financial Condition
SIGNATURES
PRESS RELEASE DATED MAY 10, 2004

Item 7. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:
99.1	Press release dated May 10, 2004, announcing financial results for the quarter ended March 31, 2004 (furnished pursuant to Item 12 of Form 8-K).

Item 12. Results of Operations and Financial Condition

On May 10, 2004, Triton PCS Holdings, Inc. issued a press release announcing its financial results for the quarter ended March 31, 2004, and a copy of this press release is being furnished as an exhibit to this report. The press release contains disclosure of Adjusted EBITDA, average revenue per user (ARPU), ARPU less subscriber retention credits inclusive of roaming revenue, cash costs per user (CCPU) and cost per gross addition (CPGA), each of which is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (GAAP). Schedule 1 to the press release contains tabular reconciliations of the most directly comparable financial measures calculated and presented in accordance with GAAP for each of these non-GAAP financial measures. Disclosure regarding management’s uses for such non-GAAP financial measures also appears on Schedule 1.

The information required to be furnished pursuant to Item 12 and Exhibit 99.1 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liability of that section, except if Triton specifically incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRITON PCS HOLDINGS, INC.
Date May 10, 2004
	By: /s/	David D. Clark
David D. Clark
Executive Vice President, Chief Financial Officer and Secretary